UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation	(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, Suite 550

San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	QMCO	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2019, the Board of Directors (the “Board”) of Quantum Corporation (the “Company”) appointed Rebecca Jacoby to the Board. Ms. Jacoby was Senior Vice President, Operations of Cisco Systems, Inc., a worldwide leader in IT networking, until her retirement in January 2018. She was promoted to the role in July 2015 and was responsible for driving profitable growth and enabling operational excellence. Ms. Jacoby oversaw the supply chain, global business services, security and trust, and IT organizations. In her former role as Cisco’s CIO from 2006 to 2015, she made the Cisco IT organization a strategic business partner, producing significant business value for Cisco in the form of financial performance, customer satisfaction and loyalty, market share, and productivity. Since joining Cisco in 1995, Ms. Jacoby held a variety of leadership roles in operations, manufacturing and IT. Prior to joining Cisco, Ms. Jacoby held a range of planning and operations positions with other companies in Silicon Valley. Ms. Jacoby served on the Board of Apptio, Inc., which provides cloud-based technology business management solutions to enterprises, from 2018 until its acquisition by Vista Equity Partners in January of 2019. Ms. Jacoby has served on the Board of S&P Global, including the Finance Committee and the Nominating and Corporate Governance Committees, since 2014. Ms. Jacoby also has served on the Board of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and is a founding member of the Technology Business Management Council.

There are no related party transactions between the Company and Ms. Jacoby (or any immediate family member thereof) requiring disclosure under Item 404(a) of Regulation S-K. Ms. Jacoby will participate in the Company’s standard compensation program for outside directors described in the 2019 Proxy Statement. The standard annual cash retainer for outside directors of the Company is $50,000 per year with additional smaller amounts for committee service. In connection with her appointment to the Board, Ms. Jacoby executed the director offer letter, a copy of which is filed herewith as Exhibit 10.1, the Company’s standard director indemnification agreement, a copy of which has been previously filed with the Securities and Exchange Commission, and the Company’s standard Amended and Restated Director Change in Control Agreement, a copy of which has been previously filed with the Securities and Exchange Commission. The director offer letter executed by Ms. Jacoby contemplates that the Company will grant Ms. Jacoby a restricted stock award in the amount of $113,700. The number of RSUs to be awarded will be determined based on the Company’s closing stock price on the first trading day of the month following appointment. The RSU’s will vest upon the earlier of one year from the date of approval of the award or the next annual meeting of stockholders of the Company, subject to her continued service on the Board.

Ms. Jacoby has been appointed to the Leadership and Compensation Committee and the Audit Committee of the Board.

The Company filed a press release to announce Ms. Jacoby’s appointment to the Board. A copy of the press release is attached to this current report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Director Offer Letter between Quantum Corporation and Rebecca Jacoby, dated December 16, 2019.

99.1	Press Release issued by Quantum Corporation, dated December 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2019	QUANTUM CORPORATION (Registrant)

	By:	/s/ J. Michael Dodson
	Name:	J. Michael Dodson
	Title:	Chief Financial Officer